SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

RELATING TO THE AMENDMENT OF THE COMPANY’S
STOCKHOLDER RIGHTS PLAN

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2003

(Date of earliest event reported: February 24, 2003)

AEROGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-31913	33-0488580
(Commission File No.)	(IRS Employer Identification No.)

2071 Stierlin Court Mountain View, CA 94043
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 864-7300

Item 5.  Other Events.

On February 24, 2003, Aerogen, Inc. (the “Company”) entered into an amendment to the Rights Agreement, dated as of June 5, 2001, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agreement”).  The Rights Agreement sets forth the terms and conditions of certain rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, under the Company’s Stockholder Rights Plan. The amendment to the Rights Agreement provides for, among other things, an increase in the percentage threshold of beneficial ownership required to become an “Acquiring Person” (as defined in the Rights Agreement) from fifteen percent (15%) or more to twenty percent (20%) or more, and excludes from the definition of an “Acquiring Person” any person or entity who becomes the beneficial owner of 20% or more of the common stock then outstanding as the result of the acquisition of common stock directly from the Company.  A copy of the amendment to the Rights Agreement is attached hereto as Exhibit 99.1.

Item 7.  Exhibits.

99.1	Amendment to Rights Agreement, dated as of February 24, 2003, by and between Aerogen, Inc. and Mellon Investor Services LLC, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aerogen, Inc.

Dated: February 25, 2003	/s/ Jane E. Shaw
Jane E. Shaw, Ph.D.
Chairman and Chief Executive Officer
(Principle Executive Officer)

INDEX TO EXHIBITS

99.1	Amendment to Rights Agreement, dated as of February 24, 2003, by and between Aerogen, Inc. and Mellon Investor Services LLC, as Rights Agent.